                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                               Quarter Ended
                                                October  5,
                                              ----------------
                                               2000     2001
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    12,289   12,634
                                              =======  =======

Net income                                    $ 8,187  $ 5,144
                                              =======  =======

Net income per common share                   $  0.67  $  0.41
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    12,289   12,634

Dilutive effect of stock options outstanding      254       79
during the period

Total common and common equivalent            -------  -------
shares                                         12,543   12,713
                                              =======  =======

Net income                                    $ 8,187  $ 5,144
                                              =======  =======

Net income per common share                   $  0.65  $  0.40
                                              =======  =======

                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                              Nine Months Ended
                                                October  5,
                                              ----------------
                                               2000     2001
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    12,084   12,600
                                              =======  =======

Net income                                    $22,078  $12,312
                                              =======  =======

Net income per common share                   $  1.83  $  0.98
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    12,084   12,600

Dilutive effect of stock options outstanding
during the period                                 220      100

Total common and common equivalent
shares                                         12,304   12,700
                                              =======  =======

Net income                                    $22,078  $12,312
                                              =======  =======

Net income per common share                   $  1.79  $  0.97
                                              =======  =======